UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2020

COMMSCOPE HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36146	27-4332098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 CommScope Place, SE

Hickory, North Carolina 28602

(Address of principal executive offices)

Registrant’s telephone number, including area code: (828) 324-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	COMM	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01.  Regulation FD Disclosure.

On August 11, 2020, CommScope Technologies LLC (the “Issuer”), a wholly owned subsidiary of CommScope Holding Company, Inc. (the “Company”), issued a notice of conditional partial redemption (the “Notice”) with respect to its 6.000% senior notes due 2025 (the “Notes”). Pursuant to the Notice, the Issuer gave holders of the Notes notice that, subject to the satisfaction of specific conditions precedent stated therein, it will redeem $100 million aggregate principal amount of the outstanding Notes on August 21, 2020 (the “Redemption Date”). On the Redemption Date, $100 million aggregate principal amount of the Notes will be redeemed at a redemption price equal to (a) $1,030.00 per $1,000 aggregate principal amount of Notes plus (b) the accrued and unpaid interest to (but not including) the Redemption Date. Following the redemption, $1,400 million in aggregate principal amount of the Notes will remain outstanding.

As permitted by the terms of the Notes, the Notice and the redemption of the Notes are conditioned upon the satisfaction of certain conditions precedent, including, without limitation, the Issuer’s board of directors not having resolved that the redemption is no longer advisable and in the best interests of the Issuer. The Issuer will be entitled to delay, and may delay, the redemption of the Notes until such time as such conditions precedent are satisfied. There can be no assurance that the redemption of the Notes will be consummated.

This Current Report on Form 8-K does not constitute a notice of redemption with respect to the Notes. The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction, and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act or the securities laws of any other jurisdiction. The Issuer called the Notes for redemption only by, and pursuant to the terms of, the Notice.

The information contained in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements that reflect our current views with respect to future events, including the redemption of the Notes. These statements discuss intentions or expectations as to future plans based on current beliefs of management, as well as assumptions made by, and information currently available to, such management. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside the control of the Company or the Issuer, including, without limitation, risks related to the ability to fund the redemption of the Notes described above. These and other factors are discussed in greater detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and may be updated from time to time in the Company’s annual reports, quarterly reports, current reports and other filings the Company makes with the Securities and Exchange Commission.

Although the information contained in this Current Report on Form 8-K represents the Company’s best judgment as of this Current Report on Form 8-K based on information currently available and reasonable assumptions, the Company can give no assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, the Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company is not undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this Current Report on Form 8-K, except as otherwise may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 11, 2020

COMMSCOPE HOLDING COMPANY, INC.

By:	/s/ Alexander W. Pease
Alexander W. Pease
Executive Vice President
and Chief Financial Officer